Exhibit 1.01

CONFLICT MINERALS REPORT OF

ZEBRA TECHNOLOGIES CORPORATION

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2018

I.    Introduction

In accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), Zebra undertook efforts to determine whether the necessary Conflict Minerals in our products were or were not “DRC conflict free.” This is the Conflict Minerals Report of Zebra Technologies Corporation (“Zebra”, the “Company”, “our” or “we”) for calendar year 2018 (excepting Conflict Minerals1 that, prior to January 31, 2018, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (the “Report”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Specialized Disclosure Form (“Form SD”) and the reader is referred to those sources, as well as, to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

The statements below are based on the due diligence activities performed to date and in good faith by Zebra and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters in responding to information requests, incomplete or incorrect information from industry or other third-party sources, and continuing guidance regarding the SEC final rules.

II.    Zebra’s Manufacturing and Outsourcing Description

Zebra is a global leader in the Automatic Identification and Data Capture (“AIDC”) market. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), barcode printing, and other automation products and services. The Company’s solutions are proven to help our customers and end-users achieve their mission critical strategic business objectives, including improved operational efficiency, optimized workflows, increased asset utilization, and better customer experiences.

We design, manufacture, and sell a broad range of AIDC products, including: mobile computers, barcode scanners, RFID readers, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as self-adhesive labels and other consumables, and software utilities and applications. We also provide a full range of services, including maintenance, technical support, repair, managed and professional services, including cloud-based subscriptions. Final assembly of our hardware products is performed by third-parties, including electronics manufacturing services companies (“EMS”) and joint design manufacturers (“JDMs”). Our products are produced primarily in facilities located in China, Mexico, and Brazil. These JDMs or manufacturers produce our products to our design specifications. We maintain control over portions of the supply chain, including supplier selection and price negotiations for key components. The manufacturers purchase the components and subassemblies used in the production of our products. Our products are shipped to regional distribution centers, operated by 3rd-party logistics providers (“3PL’s”) or the Company. A portion of products are reconfigured at the distribution centers through firmware downloads, packaging, and customer specific customization before they are shipped to customers. In addition, certain products are manufactured in accordance with procurement regulations and various international trade agreements and remain eligible for sale to the U.S. government. Production facilities for our supplies products are located in the U.S. and Western Europe. We also supplement our in-house production capabilities with those of third-party manufacturers to offer our supplies, principally in Asia.

[1]

The term “Conflict Mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives (collectively referred to as “3TG”).

III.    Zebra’s Product Description

In October of 2014, Zebra acquired the Enterprise business (“Enterprise”) from Motorola Solutions, Inc. (“MSI”), excluding its iDEN, or Integrated Digital Enhanced Network Business. The Enterprise products include rugged and enterprise-grade mobile computers, barcode scanners and RFID readers, WLAN solutions, and accessories, software and services that are associated with these products.

Acquisition of Xplore Business

On August 14, 2018, the Company acquired all outstanding equity interests of Xplore Technologies Corporation (“Xplore”). The Xplore business designs, integrates, markets and sells rugged tablets that are primarily used by industrial, government, and field service organizations. The acquisition of Xplore is intended to expand the Company’s portfolio of mobile computing devices to serve a wider range of customers.

Operations

Our operations consist of two segments: (1) Asset Intelligence & Tracking (“AIT”), comprised of barcode and card printing, location solutions, supplies, and services; and (2) Enterprise Visibility & Mobility (“EVM”), comprised of mobile computing, data capture, RFID, and services.

Enterprise Visibility & Mobility

Mobile Computing: We design, manufacture, and sell rugged and enterprise-grade mobile computing products and accessories in a variety of specialized form factors and designs to meet a wide variety of enterprise applications. Industrial applications include inventory management in warehouses and distribution centers; field mobility applications include field service, post and parcel, and direct store delivery; and retail and customer facing applications include e-commerce, omnichannel, mobile point of sale, inventory look-up, and staff collaboration. Our products incorporate both Android™ and Microsoft® Windows® operating systems and support local-area and wide-area voice and data communications. Our mobile computing products often incorporate barcode scanning, global position system (“GPS”) and RFID features, and other sensory capabilities. We also provide related software tools, utilities, and applications.

Data Capture and RFID: We design, manufacture, and sell barcode scanners, image capture devices, and RFID readers. Our portfolio of barcode scanners includes laser scanning and imager products and form factors, including fixed, handheld, and embedded original equipment manufacturer (“OEM”) modules. The Company’s data capture products capture business-critical information by decoding barcodes and images and transmitting the resulting data to enterprise systems for analysis and timely decision-making. Common applications include asset identification and tracking and workflow management in a variety of industries, including retail, transportation and logistics, manufacturing, and healthcare. Our RFID line of data capture products is focused on ultra-high frequency (“UHF”) technology. These RFID devices comply with the electronic product code (“EPC”) global Generation 2 UHF standard and similar standards around the world. We also provide related accessories.

Services: We provide a full range of maintenance, technical support, and repair services. We also provide managed and professional services that, among other things, help customers design, test, and deploy our solutions as well as manage their mobility devices, software applications and workflows. Our offerings include cloud-based subscriptions and multiple service levels. They are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Asset Intelligence & Tracking

Barcode and Card Printing: We design, manufacture, and sell printers, which produce high-quality labels, wristbands, tickets, receipts, and plastic cards on demand. Our customers use our printers in a wide range of applications, including routing and tracking, patient safety, transaction processing, personal identification, and product authentication. These applications require high levels of data accuracy, speed, and reliability. They also include specialty printing for receipts and tickets for improved customer service and productivity gains. Plastic cards are used for secure, reliable personal identification (e.g. state identification cards and drivers’ licenses, healthcare IDs), access control (e.g. employee or student building access), and financial cards (e.g. credit, debit and ATM cards) by financial institutions. Our RFID printers/encoders are used to print and encode passive RFID labels. We offer a wide range of accessories and options for our printers, including vehicle mounts and battery chargers.

Supplies: We produce and sell stock and customized thermal labels, receipts, ribbons, plastic cards, and wristbands suitable for use with our printers, and also wristbands which can be imaged in most commercial laser printers. We support our printing products, resellers, and end-users with an extensive line of superior quality, high-performance supplies optimized to a particular end-user’s needs. We promote the use of genuine Zebra branded supplies with our printing equipment. We also provide a family of self-laminating wristbands for use in laser printers. These wristbands are marketed under the LaserBand® name. We operate supplies production facilities located in the United States and Western Europe. We supplement our in-house production capabilities with those of third-party manufacturers to offer genuine Zebra supplies, principally in Asia.

Services: We provide a full range of maintenance, technical support, and repair services. We also provide managed and professional services including those which help customers manage their devices and related software applications. Our offerings include cloud-based subscriptions and multiple service levels. They are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Location Solutions: Zebra offers a range of RTLS and services which incorporate active and passive RFID and other tracking technologies to enable users to locate, track, manage, and optimize the utilization of enterprise assets and personnel. We provide substantially all elements of the location solution, including tags, sensors, exciters, middleware software, and application software. Our location solutions are deployed primarily in manufacturing, aerospace, transportation and logistics, sports, and healthcare industries. Various sports teams utilize our Zebra MotionWorks® sports solution to track the location and movement of personnel and objects in real-time during sporting events, as well as in training and practice activities.

IV.    Zebra’s Due Diligence Process

Zebra’s Conflict Minerals Report relates to the diligence process undertaken for Zebra products that were manufactured, or contracted to be manufactured on behalf of Zebra, during calendar 2018. Zebra’s process to exercise due diligence and to determine country of origin was based on the following approach:

1)	Identification of Zebra products that contain 3TG metals necessary to the functionality or production of said products;

2)	Collection and review of supplier conflict minerals reports for completeness and accuracy;

3)	Evaluation and verification of the collected data, including smelter information reported from each source; and

4)	Review and reporting of results.

Zebra supports an industry initiative which audits the due diligence activities of the smelters and refiners: that industry initiative is the Responsible Minerals Initiative (“the “RMI”), which was formerly known as the Conflict-Free Sourcing Initiative (“CFSI”), organized and operating under the auspices of the Responsible Business Alliance (“RBA”) [formerly known as Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”)]. The RMI designed and manages the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program (“CFSP”), to identify the smelters that process 3TG and to independently audit those smelters to certify those whose operations are conformant with the RMI RMAP audit protocol. The data on which we relied for certain statements in this report was obtained through our membership in RMI using the Reasonable Country of Origin Inquiry report for members – Zebra’s RMI member code for 2018 reporting was V352019-03-29-ZKXB.

The Zebra collection and diligence process utilized the RMI “Conflict Minerals Reporting Template (“CMRT”)”, which is the standardized reporting tool that facilitates the collection and transfer of information through the supply chain regarding mineral country of origin and the smelters and refiners being utilized. Throughout the data collection process for the 2018 reporting year, Zebra continued to utilize the latest version of the CMRT during our due diligence process, CMRT v5.11, which published in April of 2018.

The following steps were taken as part of our overall risk assessment process:

➣

Identify in-scope products – Zebra utilized a cross-functional team of employees to review the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. Through this analysis, Zebra identified 203 active suppliers comprising approximately 99% of Zebra’s 2018 spend on component parts supplied and used in the manufacture of Zebra products during 2018.

➣

Conduct Reasonable Country of Origin Inquiry (“RCOI”) – Zebra procures its components from a variety of suppliers around the world, and we rely on our direct suppliers to provide information on the source of the 3TG materials contained in components and products supplied to Zebra – including sources of 3TG that are supplied to them from upstream suppliers. As part of the RCOI, Zebra utilized the industry developed CMRT survey tool, which requests suppliers to identify the 3TG in their products; report information about the sources of the 3TG; and provide other information that is used to assess whether they are potentially sourcing from smelters or refiners known to directly or indirectly support conflict in the Covered Countries. We conducted our data collection by approaching suppliers directly to request completion of the currently available CMRT and asked them to submit the data to us by the 2018 year-end. We also utilized other RMI tools, including the smelter database, RMI due diligence library, RBA SOR Master (an RMI developed tool for review of supplier CMRTs and evaluation of smelter status), and the RCOI matrix to review and assess both a supplier’s due diligence process and the reported smelter information.

In total, Zebra collected and reviewed 3TG information for 193 unique suppliers representing 99% of our total spend during 2018. Zebra evaluated for completeness and accuracy the survey responses and other information submitted by suppliers in compiling this Report. For smelters and refiners not certified as conformant or not engaged in the RMAP, we conducted additional independent research of public domain information and NGO sites to reasonably determine the level of risk. Finally, to further evaluate the survey responses by our suppliers, Zebra utilized the information gained from our participation in the activities of the RMI Smelter Engagement Team and RMI Due Diligence Working Group.

➣

Identify smelters/refiners – For 2018, Zebra’s suppliers identified 309 smelters or refiners in their CMRT survey responses. In finalizing our data analysis, we relied upon the RMI RCOI matrix, RMI due diligence library, RBA SOR Master and our independent research of publicly available information. We evaluated the reported smelters and refiners against the list of smelters and refiners listed on the RMI’s Standard Smelter List as having valid smelting or refining operations, and against the list of smelter facilities designated as “conformant” by the RMI’s independent third-party smelter audit program or the equivalent certifying bodies such as London Bullion Market Association (the “LBMA”) and the Responsible Jewelry Council (the “RJC”); and based upon these reviews, 256 or 83% of reported smelters or refiners are either certified as conformant or are engaged in the RMI RMAP, and a total of 53 smelters or refiners and recyclers are not considered “conformant”.

Based on the information received from our suppliers through Zebra’s diligence process, some information provided by our suppliers was unverifiable or incomplete and as such, we are unable to verify with certainty the source and chain of custody of all 3TGs used in our products. Please see the facilities listed in Table 1 to this Report for the list of facilities that have been reported as the source of 3TGs used in the manufacturing of Zebra products during the 2018 reporting year.

We have consolidated the results of Zebra’s due diligence on the 3TG used in Zebra’s in-scope products, and said results are summarized in the below table:

Smelters*	Tantalum	Tin	Tungsten	Gold	Totals
Number of smelters reported	40	81	42	146	309
Number of smelters listed as conformant (passed Audit by RMI, LBMA, RJC)	40	73	39	104	256

* The table represents those smelters and refiners disclosed by our suppliers that are listed on the RMI’s Standard Smelter List as having valid smelting or refining operations in 2018, and those which are listed as being certified as conformant or engaged in RMAP, based upon the information available on the RMI’s website (http://www.responsiblemineralsinitiative.org/).

V.    Conflict Minerals Report

After conducting a reasonable country of origin inquiry and our supply chain due diligence assessment, Zebra has been unable to determine whether sourcing of 3TG metals used in its products directly or indirectly contributed to armed conflicts in the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on Zebra’s website under “About Zebra”/“Compliance”/“Products and Materials Compliance” found on Zebra’s website at: https://www.zebra.com/us/en/about-zebra/company-information/compliance/products-and-materials-compliance.html.

➣	Product Determination

As a result of Zebra’s diligence efforts, we have concluded that as of December 31, 2018, our products are not considered to be “DRC conflict free” (as defined). Zebra is making this determination because we have concluded in good faith that during 2018, we do not have sufficient information from suppliers or other sources to conclude at this time whether the necessary conflict minerals for in-scope products are in fact DRC conflict free.

VI.    Steps to Improve Due Diligence

Zebra expects that the amount of information globally on the traceability and sourcing of Conflict Minerals will continue to increase and this will enable Zebra to continue to make informed decisions regarding its supply chain. Zebra will continue to evaluate its diligence process and work to improve the diligence conducted to help reduce the risk that our necessary Conflict Minerals do not directly or indirectly benefit armed groups in the DRC and Covered Countries.

Zebra’s diligence of its suppliers will be ongoing and we will continue to work to collect accurate and complete responses from our suppliers through the continued use of tools like the Conflict Minerals Reporting Template. Zebra will also review and test its supplier responses against the information collected via independent conflict free smelter validation programs such as the Responsible Minerals Initiative.

Finally, Zebra will continue to monitor changes in circumstances that may impact our determination under the Act.

VII.    Independent Private Sector Audit

As Zebra has not described any of its products as “DRC conflict free” in this Report, and pursuant to the Act, an audit is not required for calendar year 2018.

Table 1

SMELTERS CURRENTLY CERTIFIED AS CONFORMANT BY RMI OR

EQUIVALENT ORGANIZATION (LBMA, RJC)

This list contains certified conformant smelters reported by Zebra suppliers using 2018 RMI Conflict Minerals Reporting Template v5.11.

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery – Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	HeeSung Metal Ltd.	CID000689	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Italpreziosi	CID002765	ITALY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	L’Orfebre S.A.	CID002762	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CID002919	BRAZIL
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE
Gold	Safimet S.p.A	CID002973	ITALY
Gold	Samduck Precious Metals	CID001555	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	SungEel HiTech	CID002918	KOREA (REPUBLIC OF)
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Company Limited	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	CV Ayi Jaya	CID002570	INDONESIA

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Tiga Sekawan	CID002593	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tin	Yunnan Tin Company, Ltd.	CID002180	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Tungsten Co Ltd	CID000875	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

SMELTERS NOT CURRENTLY CERTIFED CONFORMANT

This list contains smelters that are not certified conformant, reported by Zebra suppliers using 2018 RMI Conflict Minerals Reporting Template v5.11.

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Caridad	CID000180	MEXICO
Gold	Chugai Mining	CID000264	JAPAN
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION

Metal (*)	Smelter Name (*)	Smelter ID	Country
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Morris and Watson Gold Coast	CID002866	AUSTRALIA
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Sai Refinery	CID002853	INDIA
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	Shandong Humon Smelting Co., Ltd.[2]	CID002525	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Tony Goetz NV	CID002587	BELGIUM
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Universal Precious Metals Refining Zambia	CID002854	ZAMBIA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM

[2]

Shandong Humon Smelting is a gold refiner identified after April 27, 2018, the date when CMRT 5.11 was last published; their name is therefore not included in the CMRT 5.11 Smelter List. But they were declared an actual smelter by Responsible Minerals Initiative, so we included them in our report.

Metal (*)	Smelter Name (*)	Smelter ID	Country
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	Super Ligas	CID002756	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	CHINA